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                                                                       EXHIBIT 5


                               MANWELL & SCHWARTZ
                                ATTORNEYS AT LAW
                              20 CALIFORNIA STREET
                                   THIRD FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111

                            TELEPHONE (415) 362-2375
                             TELECOPY (415) 362-1010


                                February 21, 2001



Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, CA  94618

Gentlemen:

        This opinion is being furnished to you in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-8 (the "Registration Statement") relating to the 2,000,000 additional shares (the "Shares") of the Common Stock, par value $1.00 per share (the "Common Stock") of Dreyer's Grand Ice Cream, Inc. (the "Company") issuable pursuant to the Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993) as amended (the "Plan").

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of (i) the form of the Registration Statement to be filed with the Commission on the date hereof; (ii) the Plan;
(iii) the Certificate of Incorporation of the Company, as currently in effect;
(iv) the Bylaws of the Company, as currently in effect; (v) the resolutions of the Board of Directors of the Company relating to, among other things, the Plan;
(vi) the resolutions of the stockholders relating to the Plan; (vii) the forms of a specimen certificate representing the Shares; and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.



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                                                                       EXHIBIT 5

Dreyer's Grand Ice Cream, Inc.
February 21, 2001
Page 2


        We hereby consent to the use of this opinion in connection with the Registration Statement and to the reference to this firm under the caption "Item
5. Interests of Named Experts and Counsel" therein.

                                      Very truly yours,

                                      MANWELL & SCHWARTZ



                                      By  /s/ EDMUND R. MANWELL
                                        ----------------------------------------
                                        Edmund R. Manwell